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                                                                      Exhibit 10



March 24, 2000

[Name and address]

Dear [Name]:

         This letter confirms discussions with you concerning the decision of Dexter Corporation ("Company") to pursue a number of strategic alternatives for the Company going forward. It also describes the agreement between you, the Company, and its subsidiary, Life Technologies, Inc. ("LTI"), as to the terms of your continued employment with LTI and the benefits you have the opportunity to receive from LTI.

         Because the Company and LTI believe that your leadership, expertise and support of the business are valuable assets, we have selected you to receive a retention payment under the terms and conditions set forth below. We considered your continued, visible demonstration of these strong leadership qualities an important factor in our assessment of your performance and, likewise, in our assessment of your eligibility for the retention payment.

         In consideration of your agreement to continue working in your present position and at your current level of performance in accordance with the provisions set forth below, the Company and LTI hereby agree to the following arrangements:

1. You shall be entitled to receive a lump sum payment from LTI of $_____ ("Retention Payment") less applicable withholding on the first to occur of one of the following: (a) you are involuntarily terminated, without cause, by LTI prior to February 28, 2001 and prior to the completion of a Strategic Transaction (as defined below); (b) a Strategic Transaction is completed by February 28, 2001 and you do not receive an offer of employment within ten days following the completion of a Strategic Transaction for a position going forward that is comparable to your current position with LTI, (i.e. one with similar duties and responsibilities and substantially similar compensation) immediately before the completion of a Strategic Transaction; (c) you are involuntarily terminated, without cause, within ninety days after the completion of a Strategic Transaction provided that such Strategic Transaction occurs prior to February 28, 2001; (d) you continue as an active employee for 90 days after the completion of a Strategic Transaction that has been completed by February 28, 2001, or (e) you are still employed as of February 28, 2001 and, as of that date, a Strategic Transaction has not been completed. Payment of the Retention Payment shall be made within ten days after you have returned an executed copy of the Release Agreement attached hereto to LTI, unless you have revoked your acceptance of the Release Agreement in accordance with its terms. For the purposes hereof, the term "cause" shall mean (i) an intentional act of fraud, embezzlement or theft in connection with your duties or in the course of your employment; (ii) intentional wrongful damage to property of the Company, LTI, or Buyer; (iii) intentional wrongful disclosure of secret processes or confidential information of the Company, LTI, or Buyer; (iv) acts of gross negligence or willful misconduct or (v) conviction of a felony, or conviction of another crime involving moral

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     turpitude. Neither the Company, LTI, nor any of their Affiliates shall take any adverse action against you relating to your employment or compensation as a result of your exercising your rights under this Letter Agreement.

2.   For purposes hereof, "Strategic Transaction" shall mean:

     (i) Any acquisition or series of acquisitions, by any individual, entity or group of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) of 20% or more of the then outstanding shares of common stock of the Company or LTI; or

     (ii) Individuals who, as of the date of this agreement, constitute the Board of Directors of the Company or LTI (in either case, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company or LTI, respectively, provided that any individual becoming a director subsequent to the date of this agreement, whose election, or nomination for election, by the stockholders of the Company or LTI, respectively, was approved by a vote of at least a majority of the directors then comprising the respective Incumbent Board, shall be considered as though such individual were a member of the respective Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) relating to the election of directors of the Company or LTI, respectively; or

     (iii) Approval by the stockholders of a complete liquidation or dissolution of the Company or LTI, or of the sale or other disposition of all or substantially all of the assets of the Company or LTI, or of a reorganization, merger or consolidation of the Company or LTI.

3. Your entitlement to receive the Retention Payment described herein is separate and independent from your eligibility and entitlement to receive benefits under the Dexter Corporation Special Severance Program, LTI's Separation/Termination Policy (PP-121), any stock option plan, any pension or retirement plan, or under any other applicable severance program or agreement for which you may be eligible and which is attached hereto in Exhibit A. Your eligibility for, and entitlement to receive, such benefits will be determined in accordance with the terms and conditions of the applicable plan or agreement.

4. All regularly scheduled performance and salary reviews by the Company or LTI, which fall on a date prior to your last day of work, will be conducted, and salary adjustments shall be made in accordance with standard practice.

The foregoing payments and benefits are contingent upon your execution of the Release Agreement attached to this letter agreement. You may execute the Release Agreement only after you have satisfied one of the conditions - (a), (b), (c),
(d), or (e) -described in paragraph 1, above. If you execute the Release Agreement prior to satisfying any of these conditions, you will be required to re-execute the Release Agreement after you have satisfied one of the conditions in order to be eligible to receive the Retention Payment. As described more fully in the Release Agreement, you may revoke your acceptance of the Release Agreement by notifying LTI in writing of your decision to revoke in seven (7) days of the date on which you delivered an executed copy of the Release

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Agreement to LTI, in which case the Release Agreement and this letter agreement will be null and void and you will not be entitled to the Retention Payment.

Please indicate your understanding and acceptance of these terms and conditions by signing in the space provided.

                               DEXTER CORPORATION


                                      By: /s/ Lawrence D. McClure
-----------------------------------       -------------------------------
[Name]                                    Lawrence D. McClure
                                          Vice President, Human Resources

-----------------------------------       -------------------------------
Date                                                   Date



                                    LIFE TECHNOLOGIES, INC.


                                    By: /s/ V.W. Brinkerhoff, III
                                        ---------------------------------
                                          V.W. Brinkerhoff, III
                                          Vice President of Human Resources

                                        ---------------------------------
                                                       Date

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                                                                      Exhibit 10

                                RELEASE AGREEMENT

          This Release Agreement ("Agreement"), dated as of March 24, 2000, is among the Dexter Corporation ("Dexter"), Life Technologies, Inc. ("LTI") and ("you").

                                   WITNESSETH

     WHEREAS, pursuant to a letter dated March 24, 2000 from Dexter and LTI to you ("Letter Agreement"), which is hereby incorporated by reference, Dexter and LTI agreed to provide you with certain benefits (collectively, the "Benefits") under certain circumstances in connection with Dexter's pursuit or completion of a Strategic Transaction (as defined in the Letter Agreement).

     WHEREAS, the agreement of Dexter and LTI to provide the Benefits is expressly contingent upon your entering into this Agreement; and

     WHEREAS, you desire to enter into this Agreement;

     NOW, THEREFORE, the parties agree as follows:

1.       Release. In exchange for receipt of the Benefits, you and all persons
         -------
     acting on your behalf release Dexter, LTI, and all of their affiliated companies, business and operating units together with all their respective officers, agents, representatives, shareholders, employees, successors, predecessors, and assigns from any and all claims, actions, charges, causes of action, rights, demands, damages of whatever nature, known or unknown, existing as of the date you sign this Agreement arising out of or relating to your employment or the separation of your employment from Dexter or LTI, including but not limited to, any claims that arise under the common law of contracts, breach of any implied or express employment contract or covenant, tort, public policy, wrongful termination, defamation, or any claim of discrimination based on race, gender, age, marital status, religion, national origin, handicap, disability, veteran's status, sexual preference, or retaliation (including the federal Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Employment Retirement Income Security Act of 1974, and the Family Medical Leave Act of 1993, each as amended, or any other federal, state or local law, regulation or ordinance; provided, however, that this release does not apply to any claims, actions, charges, causes of action, rights, demands, damages of whatever nature, known or unknown, existing by virtue of (i) any severance program, severance policy or agreement referenced in the Letter Agreement or attached in an Exhibit to the Letter Agreement, or (ii) any stock option plan and/or related agreement, or (iii) any pension or retirement plan benefits arising out of your employment.

     By signing this Agreement, you agree that you will not seek or be entitled to any personal recovery in any claim, charge, action or proceeding whatsoever against Dexter or LTI, in any forum, arising out of or relating to any of the matters released hereby.

     You agree that you are signing this Agreement knowingly and voluntarily, that you have not been coerced or threatened into signing it, and that you have not been promised anything else in exchange for signing it. You

                                      20
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     further agree that this Agreement was delivered to you on _________, 2000 and that you have had at least 21 days to consider this Agreement, although you may voluntarily choose to sign it in less time. Dexter and LTI advise you to consult with an attorney, if you desire, before signing this Agreement. You may revoke this Agreement by notifying LTI (through its Vice President of Human Resources) in writing of such decision within seven (7) days after you have delivered a signed copy of the Agreement to LTI, in which case this Agreement and the Letter Agreement shall be null and void. If you do not notify LTI of your intent to revoke this Agreement within such seven (7) day period, it shall become binding and enforceable on the eighth (8) day following the day which you have delivered a signed copy of this Agreement to LTI.

2.   Non-disclosure Agreement. In exchange for the receipt of the Benefits, you
     ------------------------
     further agree that you shall not use or disclose to any person or entity any proprietary or confidential information acquired by you from Dexter or LTI, except for use or disclosure of such information in your employment by Dexter or LTI in a manner consistent with the obligations arising from such employment. There shall be no time limitation with respect to the obligations under this Section 2.

3.   Miscellaneous.
     --------------

     3.1 Entire Agreement. This Agreement, the Letter Agreement, and any
         ----------------
     Exhibits thereto, contain all of the terms, promises, representations, and understandings made between the parties and supersede any previous representations, understandings, or agreements as relates to the subject matter herein.

     3.2 Amendments. This Agreement may be amended only by a writing executed by
         ----------
     Dexter, LTI, and you.


     3.3 Governing Law. This Agreement shall in all respects be governed by and
         -------------
     construed in accordance with the laws of the State of Connecticut without reference to its conflict of law rules.

     3.4 Counterparts. This Agreement may be executed in any number of
         ------------
     counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

     3.5 Waivers. Any waiver by any party of any violation or, breach of or
         -------
     default under, any of the provisions of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver or any other violation of, breach of or default under any provision of this Agreement.

     3.6 You acknowledge and agree that it is our mutual desire and intent that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. In the event that any one or more of the provisions or parts thereof of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions or parts thereof contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

     Nothing in this Agreement will waive or otherwise release you from any obligations you may have to Dexter or LTI, including without limitation, the [name of agreement] between you and LTI that you signed on [date].

     You acknowledge that the Benefits represent a substantial benefit to you to which you would not have been entitled had you not entered into this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly signed as of the date first above written.

DEXTER CORPORATION


By:/s/ Lawrence D. McClure
   ----------------------------------                             --------------
     Lawrence D. McClure                                              Date
     Vice President, Human Resources


LIFE TECHNOLOGIES, INC.

By:/s/ V.W. Brinkerhoff III
   ----------------------------------                             --------------
     V.W. Brinkerhoff III                                             Date
     Vice President of Human Resources


-------------------------------------                             --------------
Employee Signature                                                    Date

To be executed by Employee and returned to LTI's Vice President of Human Resources upon execution of the Letter Agreement and again at a date no earlier than the date on which Employee becomes entitled to receive the Retention Payment in accordance with paragraph 1 of the Letter Agreement.

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